Exhibit 1.5

CDC Corporation to Present at Piper Jaffray’s 3rd Annual China Internet and Technology Conference in Beijing, China on February 28, 2006

Hong Kong and Beijing – February 27, 2006— CDC Corporation (NASDAQ: CHINA; www.cdccorporation.net) and China.com Inc. (“China.com”; Hong Kong Stock Code: 8006), the company’s Mobile Value Added Services (MVAS), Internet services and online game provider operating principally in China, and an 81%-owned subsidiary of CDC Corporation, will take part in Piper Jaffray’s 3rd Annual China Internet and Technology Conference in Beijing, China on February 28, 2006 at the conference’s online gaming session. Presenting will be Albert Fung, VP, Strategy and Business Development at China.com.

Note: CDC Corporation is scheduled to present at the above mentioned investor event. Please note that the scheduled appearance is subject to change. Please go to http://www.piperjaffray.com/ for additional details.

About CDC Corporation

CDC Corporation (NASDAQ: CHINA) is focused on enterprise software, mobile applications and online games. As part of its strategic review, the company has reorganized into two primary operating business units, CDC Software and China.com Inc.

For more information about CDC Corporation, please visit the website http://www.cdccorporation.net

About China.com Inc.

China.com Inc. (stock code: 8006; website: www.inc.china.com), a leading Mobile Value Added Services (MVAS), Internet services and online game company operating principally in China, and an 81%-owned subsidiary of CDC Corporation (formerly chinadotcom corporation) (NASDAQ: CHINA; website: www.cdccorporation.net), was listed on the GEM of the Stock Exchange of Hong Kong Limited on March 9, 2000. In December 2000, China.com Inc. was admitted as a constituent stock of the Hang Seng IT and IT Portfolio Indices.

For further information, please contact:

Media Relations Ida Ho, Corporate Communications Manager Tel: (852) 2237 7181 Fax: (852) 2571 0410 Email: ida.ho@hk.china.com	Investor Relations Craig Celek, VP Investor Relations Tel : 1 (212) 661 2160 Fax : 1 (646) 827 2421 Email: craig.celek@cdccorporation.net